UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LENG UNIVERSAL, INC.

(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	5999	46-4663066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

157B English Street, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Business Filings, Inc. 108 W. 13th Street Wilmington, DE 19801 (201) 289-9908
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 2100 Manchester Road, Suite 615 Wheaton, Il 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No._______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock	20,000,000	$0.50	$ 10,000,000	$1,007

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Calculated under Rule 457 of the Securities Act of 1933 as .0001007 of the aggregate offering price.

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS – SUBJECT TO COMPLETION DATED JANUARY 22, 2016

Leng Universal, Inc.

Up to 20,000,000 Common Shares at $.50 per Share

Leng Universal, Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 20,000,000 shares of its common stock, par value $0.001 per share, at the price of $0.50 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $10,000,000. The offering will commence on the effective date of this prospectus and will terminate on or before the six month period succeeding the effective date.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

This is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We were incorporated in the State of Delaware on January 21, 2014. We are a developmental stage company, with limited operational history. Our business strategy is to maintain a consortium of high-value fashion design, garment manufacturing, and wholesale retail and online active wear distribution. Readers are encouraged to reference the section entitled “Business Operations” found herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to April 30, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found herein for additional information regarding the risks associated with our company and common stock

The Date of this Prospectus is January 22, 2016

TABLE OF CONTENTS

Summary Information	6
The Offering	8
Summary Consolidated Financial Data	10
Risk Factors	12
Use of Proceeds	24
Determination of Offering Price	24
Dilution	25
Plan of Distribution	26
Description of Securities	28
Dividend Policy	29
Business Operations	31
Interests of Named Experts	31
Directors, Officers and Control Persons	33
Security Ownership and Certain Beneficial Owners and Management	35
Certain Relationships and Related Transactions	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Report of Independent Registered Public Accounting Firm	41
Financial Statements	42
Exhibit Index	65
Undertakings	65
Signatures	67

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, “Leng Universal” or “LU” refer to Leng Universal, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Delaware on January 21, 2014. Our principal office is located at 157B English Street, Fort Lee, New Jersey 07024.

Capitalization:	Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.001. As of the date of this Prospectus there are 35,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:	Our Chief Executive Officer, Director and Secretary is Chun Pao Leng. Chun Pao Leng represents our lone employee. Chun Pao Leng devotes less than full time to the operations of the business. Mr. Leng devotes approximately 140 hours each month to the Company.

Controlling Shareholders:	Our Chief Executive Officer, Director and Secretary, Chun Pao Leng, is our lone shareholder having 35,000,000 shares.

Going Concern:

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern due to us having an accumulated deficit of $210,061 at April 30, 2015 and incurred losses since inception. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.

Since inception, we have generated revenues in the amount of $358,498 and sustained a net loss of $223,599 through the period ending October 31, 2015. Our expenses are primarily attributed to general and administrative expenses as well as those related to the organization of the Company and this offering. We have generated an accumulated deficit in the amount of $246,267 through the period ending October 31, 2015.

Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

Our Business

Plan of Operations:	The Company is primarily engaged in manufacturing and wholesale marketing of high-end undergarments and active-wear through exclusive contracts and partnerships with luxury goods outlets and big-box retail channels. The Company has entered into an agreement, subject to further negotiation to acquire a 20% equity stake in RevolutionWear, Inc., a patented high-end men's underwear label commonly known to as Frigo. Leng Universal’s management team will design and build a 2nd label business for the second-tier market and expand the product distribution and presence from the high-end retail outlets into the mass market retail stores. LU will also be the exclusive production contractor for all Frigo fashion and design technology from RevolutionWear. This asset will serve as the centerpiece of the business. Using LU’s advanced manufacturing processes, the company will adapt Revolution’s high-end designs to build exclusive or private labels to the mass market and sell in Wal-Mart and other big box sportswear retailers, thus greatly expanding the market opportunity for the product line. On June 2, 2015 the Company entered into a First Amendment to Production Agreement under which the terms of the original Production Agreement were amended to allow the Company additional time to complete the initial investment of $1,800,000.

Historical Operations:	Since inception, the Company has been negotiating acquisitions of high-end clothing distribution contracts and developing a second label of Frigo’s high-end active-wear brand for mass retail distribution. To date, we have generated an accumulated deficit of $246,267.

Current Operations:	The Company is currently working on the production of private label contract orders for American Eagle, Leading Lady, InvenTel, and Lane and Lane Bryant. The Company is also

Current Operations (cont’d):	focusing its talent on development, design, and distribution of a second-tier Frigo product line through existing and potential relationships with contacts to common big-box retail channels such as Wal-Mart and off-price retail stores including: Macy’s, JC Penney, Kohl’s, TJ Maxx, Ross and Burlington Coat Factory. The Company is also seeking to build on-line presence through the development of a full-service e-commerce business website.

The Offering

Class of Securities Offered:	Common stock, par value $0.001 per share.

No. of Shares being Sold in the Offering:	Twenty million (20,000,000).

Offering Price:	The Company intends to offer its common stock at $.50 per share.

No. of Shares Outstanding:	As of the date of this Prospectus, there are 35,000,000 shares of the Company’s common stock issued and outstanding.

Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus or the decision by Company management to deem the offering closed.

Offering Costs:	We estimate our total offering registration costs to be $25,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:	Chun Pao Leng, our Chief Executive Officer and only director, currently owns all the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering:	We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the Company during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000,000) or more;

2.	The last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such Company has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such Company is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Leng Universal, Inc.
Statements of Operations
(Unaudited)

	For the Three Months ended		For the Six Months ended
	October 31,		October 31,
	2015	2014	2015	2014

Revenues	$316,854	$-	$355,345	$-
Cost of sales	257,541	-	291,036	-
Gross profit	59,313	-	64,309	-

Operating expenses:
Selling, general and administrative - related party	36,000	18,000	72,000	36,000
Selling, general and administrative - other	12,575	12,520	28,515	33,998

Total operating expenses	48,575	30,520	100,515	69,998

Income (loss) before provision for income taxes	10,738	(30,520)	(36,206)	(69,998)

Provision for income taxes	-	-	-	-

Net loss	$10,738	$(30,520)	$(36,206)	$(69,998)

Net loss per common share	$0.00	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding	35,000,000	35,000,000	35,000,000	35,000,000

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

RISK FACTORS

In addition to other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We had an accumulated deficit in the amount of $210,061 at April 30, 2015 and incurred losses since inception. As a result, our independent registered public accounting firm has included in their report an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Failure to generate sufficient cash flows from operations raise additional capital or reduce discretionary spending will have a material adverse effect on our ability to achieve our intended business objectives. While management has a plan but not the requirement to fund ongoing operations, there is no assurance that its plan will be successfully implemented. As a result, you may lose the entire value of your investment in our company.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop and enhance ties to retail and off-price retail distributors;

-	compete with larger, more established competitors in the active-wear and undergarments industry;

-	build, maintain, and enhance our portfolio of individual labels and overall brand recognition; and

-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance.

Risks Related to Our Business

We operate in a highly competitive and rapidly evolving market, and our market share and results of operations could be adversely affected if we fail to compete effectively in the future.

The apparel essentials market is highly competitive and evolving rapidly. Competition is generally based upon price, brand name recognition, product quality, selection, service, and purchasing convenience. Our business will likely face competition from other large corporations and foreign manufacturers. These competitors include Fruit of the Loom, Inc., Warnaco Group Inc. (Merged with PVH Corp.), VF Corporation (Makers of Nautica and related undergarment segment) and Hanes Brand, Inc. in our innerwear business segment and Gildan Activewear, Inc., Russell Corporation and Fruit of the Loom, Inc. in our outerwear and sportswear business segment. We also compete with many small companies across all of our business segments.

Additionally, department stores and other retailers, including many of our customers, market and sell apparel essentials products under private labels that compete directly with our brands. These customers may buy goods that are manufactured by others, which may represent lost business opportunities for us.

Increased competition may result in a loss of or a reduction in shelf space and promotional support and reduced prices, in each case decreasing our cash flows, operating margins and profitability.

Our ability to remain competitive in the areas of price, quality, brand recognition, research and product development, manufacturing and distribution will, in large part, determine our future success. If we fail to compete successfully, our market share, results of operations and financial condition will be materially and adversely affected.

If we fail to manage our inventory effectively, we may be required to establish additional inventory reserves or we may not carry enough inventory to meet customer demands, causing us to suffer lower margins or losses.

We will be faced with the constant challenge of balancing our inventory with our ability to meet marketplace needs. Excess inventory reserves can result from the complexity of our supply chain, a long manufacturing process and the seasonal nature of certain products. As a result, we are subject to high levels of obsolescence and excess stock.

However, we may sell a large number of our products to a small number of customers, and these customers may not be required by contract to purchase our goods. If, after producing and storing inventory in anticipation of deliveries, demand is lower than expected, we may have to hold inventory for extended periods or sell excess inventory at reduced prices, in some cases below our cost. There are inherent uncertainties related to the recoverability of inventory, and it is possible that market factors and other conditions underlying the valuation of inventory may change in the future and result in further reserve requirements. Excess inventory can reduce gross margins or result in operating losses, lowered plant and equipment utilization and lowered fixed operating cost absorption, all of which could have a material adverse effect on our business, results of operations or financial condition.

Conversely, we also are exposed to lost business opportunities if we underestimate market demand and produce too little inventory for any particular period. Because sales of our products may not be made under contract, if we do not carry enough inventory to satisfy our customers’ demands for our products within an acceptable time frame, they may seek to fulfill their demands from one or several of our competitors, which may reduce the amount of business they do with us. Any such action would have a material adverse effect on our, business, results of operations and financial condition.

Sales of and demand for our products may decrease if we fail to keep pace with evolving consumer preferences and trends.

Our success depends on our ability to anticipate and respond effectively to evolving consumer preferences and trends and to translate these preferences and trends into marketable product offerings. If we are unable to successfully anticipate, identify or react to changing styles or trends or misjudge the market for our products, our sales may be lower than expected and we may be faced with a significant amount of unsold finished goods inventory.

In response, we may be forced to increase our marketing promotions, provide mark-down allowances to our customers or liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to consumer preferences or maintain the quality of our products.

We may rely on a relatively small number of larger customers for a significant portion of our sales, and the loss of or material reduction in sales to any of our top customers would have a material adverse effect on our business, results of operations and financial condition. Further consolidation among our customer base and continued growth of our existing customers could result in increased pricing pressure, reduced floor space for our products and other changes that could be harmful to our business.

In recent years there has been a growing trend toward retailer consolidation. As a result of this consolidation, the number of retailers to which we may choose to sell our products may decline and, as such, larger retailers are now able to exercise greater negotiating power when purchasing our products. Continued consolidation in the retail industry could result in further price and other competition that may damage our business. Additionally, as our retail customers grow larger, they increasingly may require us to provide them with some of our products on an exclusive basis, which could cause an increase in the number of stock keeping units, or “SKUs,” we must carry and, consequently, increase our inventory levels and working capital requirements.

Moreover, as our customers consolidate and grow larger they may increasingly seek markdown allowances, incentives and other forms of economic support which reduce our gross margins and affect our profitability. Our financial performance is negatively affected by these pricing pressures when we are forced to reduce our prices without being able to correspondingly reduce our production costs.

Our customers may wish to purchase our products on credit, and as a result, our results of operations and financial condition may be adversely affected if our customers experience financial difficulties.

During the past several years, various retailers have experienced significant difficulties, including restructurings, bankruptcies and liquidations. This could adversely affect us because our customers will generally pay us after goods are delivered. Adverse changes in our customers’ financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer’s future purchases or limit our ability to collect accounts receivable relating to previous purchases by that customer, all of which could have a material adverse effect on our business, results of operations and financial condition.

International trade regulations may increase our costs or limit the amount of products that we can import from suppliers in a particular country.

Because a significant amount of our manufacturing and production operations are in, or our products are sourced from, overseas locations, we are subject to international trade regulations. The international trade regulations to which we are subject or may become subject include tariffs, safeguards or quotas. These regulations could limit the countries from which we produce or source our products or significantly increase the cost of operating in or obtaining materials originating in certain countries.

Restrictions imposed by international trade regulations can have a particular impact on our business when, after we have moved our operations to a particular location, new unfavorable regulations are enacted in that area or favorable regulations currently in effect are changed.

The countries in which our products are manufactured or into which they are imported may from time to time impose additional new regulations, or modify existing regulations, including:

• additional duties, taxes, tariffs and other charges on imports, including retaliatory duties or other trade sanctions, which may or may not be based on World Trade Organization, or “WTO,” rules, and which would increase the cost of products purchased from suppliers in such countries;

• quantitative limits that may limit the quantity of goods which may be imported into the United States from a particular country, including the imposition of further “safeguard” mechanisms by the U.S. government or governments in other jurisdictions, limiting our ability to import goods from particular countries, such as China;

• changes in the classification of products that could result in higher duty rates than we have historically paid;

• modification of the trading status of certain countries;

• requirements as to where products are manufactured;

• creation of export licensing requirements, imposition of restrictions on export quantities or specification of minimum export pricing; or

• creation of other restrictions on imports.

Adverse international trade regulations, including those listed above, would harm our business.

Significant fluctuations and volatility in the price of cotton and other raw materials we purchase may have a material adverse effect on our business, results of operations and financial condition.

Volatility in the prices of raw materials used in production of our products may adversely affect our business.

Cotton is the primary raw material used in the manufacture of many of our products. Our costs for cotton yarn and cotton-based textiles vary based upon the fluctuating and often volatile cost of cotton, which is affected by weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. In addition, fluctuations in crude oil or petroleum prices may also influence the prices of related items used in our business, such as chemicals, dyestuffs, polyester yarn and foam.

We may not always be successful in our efforts to protect our business from the volatility of the market price of cotton, through short-term supply agreements and hedges, and our business can be adversely affected by dramatic movements in cotton prices. A change of $0.01 per pound in cotton prices could potentially affect annual raw material costs by millions at certain levels of production. The ultimate effect of this change on our earnings cannot be quantified, as the effect of movements in cotton prices on industry selling prices are uncertain, but any dramatic increase in the price of cotton would have a material adverse effect on our business, results of operations and financial condition.

If we fail to successfully promote and maintain our brand, our business could be materially adversely affected.

We believe that broad brand recognition and a favorable consumer perception of our brand identity and website are essential to our future success. Accordingly, we intend to initiate a substantial advertising and marketing campaign to establish our brand. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected. In addition, even if brand identity and Website recognition increases, the number of new customers or the number of sales or average dollars per sale may not increase, which could negatively affect our financial performance.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our products and services in order to maintain our consumer base. We may not succeed in developing features, functions, products or services that end-consumers find attractive. This could reduce the number potential buyers using our website and materially adversely affect our business.

Significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

Demand for mid and higher-end essential apparel items such as undergarments, t-shirts, and sportswear is affected by general global economic conditions. When economic conditions are favorable and base or discretionary income increases, purchases of mid and higher-end essential apparel items such as the Frigo brand undergarment and sportswear increase. When economic conditions are less favorable, sales of higher-end essential apparel are generally lower. In addition, we may experience more competitive pricing pressure during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

Our ability to attract financing is unpredictable, which may cause variability in the Company’s results of operations and financial condition.

We may try to expand our inventory by obtaining financing for new inventory if the big-box retailer customers do not purchase our inventory on contract. Financing is difficult to obtain, and when available usually is offered at above market interest rates due to the somewhat illiquid and high risk nature of this asset class. There can be no assurance that we will be successful in obtaining inventory financing at all, or under favorable terms. Our sales growth and business viability depends on the quality and marketability of our inventory. If we fail to obtain the necessary financing to purchase quality inventory, our business may be negatively affected.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

As a development stage company, we have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures.

This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer, Chun Pao Leng, is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Expanding our product offerings may not be profitable.

We assume risk every time we produce large inventory of garments and active-wear articles. There can be no assurance that we will be able to sell this inventory at all, or at a reasonable profit. In the future we may choose to develop products and services to offer. Developing new offerings involves inherent risks, including:

-	our inability to estimate demand for the new product offerings

-	competition from more established market participants; and

-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If our estimates related to expenditures and cash flow from operations are erroneous, or we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are subject to complex federal, state, local and other laws and regulations that could materially and adversely affect our business, financial condition and results of operations.

Our business is subject to various, and sometimes complex, laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have a material and adverse effect on our business, financial condition and results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition and results of operations.

We do not yet have substantial tangible assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not sell a sufficient amount of shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

We may be liable if third parties misappropriate our customers' personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers' personal information or credit card information, or if we give third parties improper access to our customers' personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes.

These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

Our ability to process and fulfill orders accurately and provide high quality customer service depends on the smooth operation of our fulfillment centers, front distribution centers, standalone warehouses, and our delivery and pickup stations.

Our fulfillment infrastructure may be vulnerable to damage caused by fire, flood, power outage, telecommunications failure, break-ins, earthquake, human error and other events. If any of our fulfillment centers were rendered incapable of operations, then we may be unable to fulfill any orders in any of the areas that rely on that center. We do not carry business interruption insurance, and the occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board.

There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state.

However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals.

A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director, Chun Pao Leng, owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Director Chun Pao Leng, owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 35,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 20,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 35,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

20,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

We qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).

Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.

However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The total offering amount is $10,000,000. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets of or acquire any entity. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Total Before Expenses	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$1,007	$1,007	$1,007	$1,007
Total Offering Expenses	$25,757	$26,257	$27,007	$28,007

Net Offering Proceeds	$2,474,243	$4,973,743	$7,472,993	$9,971,993

Expenditures
Legal & Accounting	$40,000	$40,000	$45,000	$45,000
Office Lease & Equipment & Working Capital	$34,243	$33,743	$352,993	$1,701,993
Website Development	-	-	$125,000	$325,000
2nd Line Design & Development	-	$1,500,000	$2,750,000	$2,900,000
Manufacturing & Production Costs	$600,000	$1,600,000	$2,400,000	$3,200,000
RevolutionWear Equity	$1,800,000	$1,800,000	$1,800,000	$1,800,000
Total Expenditures	$ 2,474,243	$4,973,743	$7,472,993	$9,971,993

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

-	for office lease expenses and office equipment;

-	for sales and marketing;

-	for salaries for our Chief Executive Officer and the hiring of additional full-time employees; and

-	for manufacturing and production.

Our current corporate offices are located at 157B, English Street, Fort Lee, New Jersey 07024. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $3,000 per month.

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Our status as a developmental stage, “startup” company;

-	Prevailing market conditions, including the history and prospects for the industry in which we compete;

-	Our forecasted future prospects; and

-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of October 31, 2015, our net tangible book value was $239,763, or $.00685 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 35,000,000, the number of shares of common stock outstanding.

The following table sets forth as of October 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $.50 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.50	$0.50	$0.50	$0.50
Post Offering Net Tangible Book Value	$2,714,763	$5,214,763	$7,714,763	$10,214,763
Post Offering Net Tangible Book Value Per Share	$0.06787	$0.11588	$0.15430	$0.18572
Pre-Offering Net Tangible Book Value Per Share	$0.00685	$0.0068	$0.00685	$0.00685
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.06102	$0.10903	$0.14744	$0.17887
Dilution Per Share for New Shareholders	$0.43213	$0.38412	$0.34570	$0.31428
Percentage Dilution Per Share for New Shareholders	86.43%	76.82%	69.14%	62.86%

Capital Contribution by Purchasers of Shares	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Capital Contribution by Existing Shares	$191,721	$191,721	$191,721	$191,721
% Contribution by Purchasers of Shares	92.88%	96.31%	97.51%	98.12%
% Contribution by Existing Shareholder	7.12%	3.69%	2.49%	1.88%
# of Shares After Offering Held by Public Investors	5,000,000	10,000,000	15,000,000	20,000,000
# of Shares After Offering Held by Existing Investors	35,000,000	35,000,000	35,000,000	35,000,000
Total Shares Issued and Outstanding	40,000,000	45,000,000	50,000,000	55,000,000
% of Shares - Purchasers After Offering	12.50%	22.22%	30.00%	36.36%
% of Shares - Existing Shareholder After Offering	87.50%	77.78%	70.00%	63.64%

Assuming the Company sells the entire offering of 20,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of October 31, 2015 would have been $10,214,763, or $0.1857 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.1788 per share to our existing stockholder and an immediate dilution in the as-adjusted net tangible book value of approximately $.31 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 20,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances through email, telephone and direct communications. There is no minimum amount of common shares we must sell, so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Chun Pao Leng, the Company’s Chief Executive Officer and Director. Mr. Chun Pao Leng will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Chun Pao Leng. Mr. Leng is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Leng primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Leng has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual.

The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 35,000,000 shares of common stock issued and outstanding held by one (1) shareholder, our Chief Executive Officer and Director.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors.

The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Preferred Stock

Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 35,000,000 shares of our common stock. Of these shares, only the 20,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 35,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Implication of the Applicability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, which would equal approximately 550,000 shares, based on the number of shares of our common stock outstanding as of April 30, 2015 (35,000,000), and assuming the 20,000,000 shares being registered in the Primary Offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to April 30, 2015 included in this prospectus have been audited by Paritz & Co., P.A. who are a registered certified public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 2100 Manchester Road, Suite 615, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

Organizational History

The Company was incorporated under the laws of the State of Delaware on January 21, 2014. We are a developmental stage company primarily engaged in manufacturing and wholesale marketing of high-end undergarments and active-wear through exclusive contracts and partnerships with luxury goods outlets and big-box retail channels.

On September 14, 2015, we increased our authorized capital stock from 1,500,000 shares of common stock, par value $0.001 per share, to 75,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”). On September 14, 2015, we completed a 3,500-for-1 forward split of our Common Stock, with the result that the 1,000 shares of Common Stock outstanding immediately prior to the stock split became 35,000,000 shares of Common Stock outstanding immediately thereafter. All share and per share numbers in this prospectus relating to our Common Stock have been adjusted to give effect to this stock split, unless otherwise stated.

Since inception to October 31, 2015, we have generated revenues in the amount of $358,498 and had a incurred a net loss in the amount of $223,599. Our expenses are primarily attributed to general and administrative expenses as well as those related to the organization of the Company and this offering. We have generated an accumulated deficit in the amount of $246,267 through October 31, 2015.

Industry Overview

The current global apparel market is estimated at US$1,100bn with trade value of US$700bn. The European Union (EU) is the largest consumer market, reaching US$350bn per annum, while China is the largest exporter with US$288bn.

Leading countries such as U.S, EU and Japan focus solely on the highest stages of the textile and apparel value chain, which are designing, marketing and distribution. Meanwhile, manufacturing activities are concentrated in China, India and other developing countries such as Bangladesh, Vietnam, Pakistan, Indonesia, etc. The connection between manufacturers and the end-users created by traders from Hong Kong, South Korea and Taiwan is a unique trait of global textile and apparel sector.

In particular within the apparel industry, the underwear market in China is one of the most competitive in the world, with over 3,000 companies endeavoring to take advantage of the high market growth potential. According to Euromonitor industry reports, the forecasts of underwear market growth in China for the next several years may reach double-digit figures. Meanwhile, the underwear market in Japan is forecasted to continue to decline due to a consumer shift to lower-price items and the decreasing population. However, the functional underwear segment still records growth.

Demographic changes and lifestyle shifts contribute to some variation in trends in underwear sales in regions and countries around the world. In the U.S., men's underwear and lingerie for women aged 45 and older are among the segments boosting sales growth, which reached only a small one-digit percentage. Additionally, for example, a majority of consumers in the U.S. indicated a willingness to pay more for underwear made of natural fabrics rather than synthetics.

In Europe the underwear sales growth in Germany is being stimulated by increased demand for functional underwear and overall consumer confidence. The fastest growing sales channels are underwear chain and mono-brand stores and E-Commerce, while clothing specialist stores and multi-brand underwear stores in Germany recorded a decline in underwear sales in 2013. In Italy, both domestic consumption and exports of underwear are forecasted to resume growth in 2014. The underwear market in Russia is growing at high one-digit rates, boosted by increasing consumption in the medium-price segment. Luxury underwear is one of the fastest growing segments, increasing faster than the overall market. Consumers in Russia are also growing accustomed to buying underwear from online stores.

Growth Strategy

Leng Universal plans to combine RevolutionWear’s high technology and celebrity brand, Frigo, with LU’s experienced manufacturing network and design team to expand the market for Frigo’s underwear products. Leng Universal will seek to leverage its exclusive production agreement for the patented technology and trademark in Frigo.

Within the exclusive production agreement, the Company will also have its own label lines, Frigo Sport activewear and Freetek underwear, for mass market production within facilities in the U.S. and Asia. The Company has established design, production and sales channels with 2-tier and mass market retail stores and is attempting to leverage the marketing power of celebrities to drive sales. Moreover, Leng Universal maintains and continues to develop additional production lines for other major private label companies including American Eagle, InvenTel and Leading Lady. The Company expects to receive 40% of its revenue from RevolutionWear related business and 60% of its revenue from private brands and manufacturing.

Market Opportunity:

The men’s underwear bottoms market reached $2.7 billion and grew 3 percent in the 12 months ending September 2014 (Oct’13 – Sept’14), with boxer briefs, a style that has become quite popular, representing the largest share of the market at nearly 40 percent. Boxer briefs have been gaining over the past two years, as have briefs, the second largest class of underwear bottoms, which grew 23 percent over the past year. Looser-fitting boxers declined 14 percent during the same period. Growth in active underwear bottoms is driving the market, and performance and premium fabrics, as well as celebrity branding, are the most sought-out features for men’s underwear. Products with special features including odor and temperature control are experiencing growth, as are fabrics such as spandex, cotton/poly blend, and cotton/spandex blend.[1]

With smarter fabrics and more technology, the underwear market is evolving. These features, which bring comfort and confidence, put men's underwear right in line with other fashion products. The increase in celebrity underwear branding is also telling and puts a different, desirable spin on the product. Male celebrities are not only modeling and endorsing the product, but putting their name on it, as they would a line of sneakers or cologne, further demonstrating the growing prominence of this men’s category.

The women’s underwear category had sales estimated over $11 billion in 2014, outpacing the growth of women’s apparel overall, women’s underwear is made up of several product segments: bras, panties, shapeware, and sleepwear. The most important product segment is bras representing up to 50% of category volume. Major women's underwear brands like Hanes and Maidenform have been losing market share to private labels over the last four years, according to a new report by Citibank analysts Susan Anderson and Kate McShane. Private label brands that are leading the way include specialty retailers like Victoria’s Secret, American Eagle, etc.

Target Market and Marketing Strategy:

Competition

Among the global underwear market leaders are L Brands (Victoria's Secret, La Senza, Pink, and others), with a worldwide sales figure reaching billions, and US-based, HanesBrands, Inc. (While North America was traditionally the primary market for HanesBrands, in 2014 the company purchased the European underwear manufacturer and retailer DB Apparel). Additionally, American Eagle sells 3 million panties and 5 million bras on a monthly basis in the US. Levi Strauss & Co. and Lacoste each planned to launch men's underwear sections in 2014 as well. Meanwhile, Germany-based Otto Group launched its underwear brand Lascana through its own online store and through China’s premier e-commerce platform, Tmall.com, in November 2013.

Research & Development

Leng Universal is not currently engaged in any research. It will be designing and developing a second-tier line of activewear and underwear under the Frigo trademark called Frigo Sport and Freetek for the mass retail market.

Intellectual Property

The Company itself does not hold any intellectual property, besides for the use of its trade name. Leng Universal does, however, maintain exclusive rights to RevolutionWear’s Frigo Patent # US 7,178,174B2, subject to the terms of an exclusive production agreement.

Government Regulation

We do not believe we will require any government approval to sell our products. However, our services are subject to federal and state consumer protection laws within various jurisdictions throughout the world and regulations prohibiting unfair and deceptive trade practices. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

Employees

We have one employee, our Principal Executive Officer Chun Pao Leng. Mr. Leng spends at least 140 hours a month on the affairs of the company. We will hire necessary personnel based on an as-needed basis only and on a per-contract basis to be compensated directly from revenues.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal offices are located at 157B, English Street, Fort Lee, New Jersey 07024.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Chun Pao Leng		Chief Executive Officer, Director

Chun Pao Leng, Chief Executive Officer

Chun Pao Leng is the Company’s Chief Executive Officer.

Mr. Leng has 36 years of experience working as an owner and executive in the Taiwan, Korea, China and U.S. Import/Export business. Included within his business experience are 5 years as an export professional in Taiwan.

Mr. Leng came to the U.S. in 1981 as a buyer for Hosung RLM, a major Texas import company, and increased the company sales by almost 70%. For 29 of the past 33 years Mr. Leng has owned his own import and wholesale company, Living Concept Corp. and has imported Hard line from general merchandise, electrical housewares, and RTA furniture to WFT Concept, LLC on Soft line manage production the major label garments. In 1993 Mr. Leng’s company was named company of the year for Wal-Mart Corporation.

During the time of his ownership, Mr. Leng has managed company finance and marketing, and annual sales for his company increased from an initial 3 million dollars to 50 million dollars. During the past 29 years the company’s sales have been over 950 million dollars.

In 2007 a public company, Bergamo Acquisition Corp., merged Mr. Leng’s company into their corporate structure. He was responsible for all aspects (including financial) of the company’s garment division. Mr. Leng was also a co-founder at Universal Capital Funding, Inc.

In 2011 Mr. Leng founded Direct LED, Inc. an LED lighting bulb business.

In 2012 Mr. Leng founded 3D IMaGE, Inc., a ready to use own technology to production InMold washer, dry panel for the major brand companies. also bring this newest Printing Ink InMold technology to Korea and Asia.

In 2013 Mr. Leng became involved in a joint venture to operate the Cabe label retail stores in China and Korea.

In 2014 Mr. Leng founded Leng Universal, Inc.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors. We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	Number of Shares of Common stock	Percentage
Chun Pao Leng	35,000,000	100%

All executive officers and directors as a group [1 person]	35,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 35,000,000 shares of common stock outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Mr. Chun Pao Leng. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system. Mr. Leng owns 35,000,000 common shares and made capital contribution of $463,362 as of October 31, 2015.

Advances from Related Parties

No related parties have extended any loans to the Company. Mr. Leng, our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Leng, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Related Party Lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Mr. Leng. The Company is not charged rent under the arrangement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1. Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky.

These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We are a developmental stage company principally involved in the business of garment manufacturing and distribution. Since inception, we have generated revenue in the amount of $358,498 against total cost of revenue of $292,442 and total expenses of $289,655 for a net loss in the amount of $223,599 Our expenses are primarily attributed to general and administrative expenses as well as those related to the organization of the Company and this offering. We have generated an accumulated deficit in the amount of $246,267 through the period ending October 31, 2015.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

Execute RevolutionWear, Inc.’s exclusive production agreement: Months 3-6

Begin execution of production and manufacturing of RevolutionWear’s original Frigo line at the Oriana Fashion Co. in Xiamen, China

Estimated Cost: $3,200,000

Launch 2-tier market Frigo Sport and Freetek undergarment lines: Months 6-12

One of our key growth initiatives will be to target the mass retail market customers, especially big-box retailers such as Walmart, TJ Maxx, and Kohl’s with whom we have an established relationship in addition to other big-box retail customers. The mass retail undergarment market has had significant growth since the early 2000s, and is today estimated at $11 billion in sales, with a new wave of emerging country consumers as a customer base. We intend to launch the additional lines within 2015 or at the latest in 2016.

Estimated Cost: $2,900,000

Launch online and e-commerce website: Months 9-12

One of our key expansion efforts will be marketing our e-commerce site, which will offer description of all items, curation of each line of RevolutionWear, Inc.’s Frigo lines. The trend in apparel and garment shopping is significantly shifting from retail stores to e-commerce platforms. In addition, we intend to employ internet marketing specialists on our staff to expand our online presence globally to prospective buyers.

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through thisoffering, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

The Year ended April 30, 2015 compared to the period from

January 21, 2014 (Inception) to April 30, 2014

Revenues

Revenues for the year ended April 30, 2015 were $3,153. There is no revenue for the period from inception to April 30, 2014.

Costs and Expenses

Cost of revenue for the year ended April 30, 2015 was $1,406 compared to $0 for the period from Inception to April 30, 2014. Selling, general and administrative expenses for the year ended April 30, 2015 were $164,808 compared to $24,332 for the period from inception to April 30, 2014, which comprised primarily of consulting fees and legal and accounting expenses.

Net Loss

We had a net loss of $163,061 for the year ended April 30, 2015 compared to $24,332 for the period from inception to April 30, 2014.

SIX Months Ended OCTOBER 31, 2015

Compared to SIX months ended OCTOBER 31, 2014

Revenues

Revenues for the six months ended October 31, 2015 were $355,345, compared to $0 for the same period in 2014.

Costs and Expenses

Cost of revenues for the six months ended October 31, 2015 was $291,036, compared to $0 for the same period 2014. Selling, general and administrative expenses for the six months ended October 31, 2015 were $100,515, compared to $69,998 for the same period in 2014. Selling, general and Administrative expenses for both periods were comprised primarily of consulting fees and legal and accounting expenses.

Net Loss

We had a net loss of $36,206 for the six months ended October 31, 2015, compared to a net loss of $69,998 for the same period in 2014.

Purchase and Sale of Equipment

We presently have no equipment.

Income & Operation Taxes

We incurred no income taxes in the U.S. due to net loss since inception.

Three Months Ended OCTOBER 31, 2015

Compared to three months ended OCTOBER 31, 2014

Revenues

Revenues for the three months ended October 31, 2015 were $316,854, compared to $0 for the same period in 2014.

Costs and Expenses

Cost of revenues for the three months ended October 31, 2015 was $257,541, compared to $0 for the same period in 2014. Selling, general and administrative expenses for the three months ended October 31, 2015 were $48,575, compared to $30,520 for the same period in 2014. Selling, general and Administrative expenses for both periods were comprised primarily of consulting fees and legal and accounting expenses.

Net Loss

We had a net income of $10,738 for the period ended October 31, 2015, compared to a net loss of $30,520 for the same period in 2014.

Purchase and Sale of Equipment

We presently have no equipment.

Income & Operation Taxes

We incurred no income taxes in the U.S. due to net loss since inception.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Commitments and Contractual Obligations

On March 18, 2015, the Company entered into a production agreement with RevolutionWear, Inc. under which the Company will design and manufacture an exclusive second-label product for RevolutionWear for sale in second tier markets and mass market retail stores. The Company will receive shares of RevolutionWear Series B Preferred Stock pursuant to the terms of the stock purchase agreement.

On March 18, 2015, The Company also entered into a stock purchase agreement with RevolutionWear, Inc. to purchase 3,340,337 Series B Preferred shares, equal to 20 percent of RevolutionWear’s stock. Pursuant to the terms of the agreement, the Company will pay RevolutionWear $1,800,000 in exchange for 7 percent of its company, or 1,169,118 Series B Preferred Shares. The remainder of the investment (13%) will be in the form of consideration for services and credit provided by the Company, and will fully vest once the $1,800,000 has been paid and $3,400,000 in Net Profits is achieved or 3 years of performance under the production agreement, whichever comes first.

On March 18, 2015, our Director and CEO, Chun Pao Leng, entered into a consulting agreement with RevolutionWear, Inc., which will run contemporaneously with the production agreement between the Company and RevolutionWear. Under the terms of the agreement, Mr. Leng will provide consulting services to RevolutionWear regarding manufacturing and productions services, shipping and logistics, and factoring for production. Mr. Leng will receive $6,000 per month in exchange for his services.

On June 2, 2015 the Company entered into a First Amendment to Production Agreement under which the terms of the original Production Agreement were amended to allow the Company additional time to complete the initial investment of $1,800,000.

In the course of normal business operations, we may also enter into agreements with third parties to assist in the performance of our development and manufacturing activities.

Off-Balance Sheet Arrangements

As of October 31, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations other than those previously listed herein.

Liquidity and Capital Resources

As of October 31, 2015, total current assets were $431,675.   Total current liabilities as of October 31, 2015 were $191,912.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $10,000,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of suchdebt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Leng Universal, Inc.

We have audited the accompanying balance sheets of Leng Universal, Inc. (the “Company”) as of April 30, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended April 30, 2015 and for the period from January 21, 2014 (inception) through April 30, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leng Universal, Inc. as of April 30, 2015 and 2014 and the results of its operations and cash flows for the year ended April 30, 2015 and the period from January 21, 2014 (inception) through April 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 3 to the accompanying financial statements, the Company has an accumulated deficit of $210,061 at April 30, 2015 and has incurred losses since the inception. The Company also expects to incur additional losses in the immediate future. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Paritz & Company, P.A.

Hackensack, New Jersey

November 2, 2015

Leng Universal, Inc.
Balance Sheets

	April 30,	April 30,
	2015	2014

ASSETS

Current assets:
Cash	$14	$--
Accounts receivable	3,153	--
Purchase deposits	114,671	--

Total assets	117,838	--

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accrued salary – related party	84,000	12,000
Accounts payable and accrued expenses	29,510	--

Total liabilities	113,510	12,000

Commitments and contingencies

Stockholders' equity (deficit)
Common stock $0.001 par value, 75,000,000
shares authorized, 35,000,000 issued and
outstanding	35,000	35,000
Additional paid-in capital	179,389	-
Accumulated deficit	(210,061)	(47,000)

Total stockholders' equity (deficit)	4,328	(12,000)

Total liabilities and stockholders' equity	$117,838	$--

The accompanying notes are an integral part of these financial statements

Leng Universal, Inc.
Statements of Operations

		For the Period
		From January 21,
	For the Year	2014 (inception)
	Ended	through
	April 30, 2015	April 30, 2014

Revenues	$3,153	$--

Cost of revenues	1,406	--

Gross profit	1,747	--

Operating expenses:
Selling, general and administrative	164,808	24,332

Loss before provision for income taxes	(163,061)	(24,332)

Provision for income taxes	--	--

Net loss	$(163,061)	$(24,332)

Net loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding	35,000,000	35,000,000

The accompanying notes are an integral part of these financial statements

Leng Universal, Inc.
Statements of Cash Flows

		For the Period
		From January 21,
	For the Year	2014 (inception)
	Ended	through
	April 30, 2015	April 30, 2014
Cash flows from operating activities:
Net loss	$(163,061)	$(24,332)
Adjustment to reconcile net loss to net cash used in operating activities:
Accrued salary – related party	72,000	12,000
Changes in operating assets and liabilities:
Accounts receivable	(3,153)	--
Purchase deposits	(114,671)	--
Accounts payable and accrued expenses	29,510	--
Net cash flows used in operating activities	(179,375)	(12,332)

Cash flows from financing activities:
Contributions to capital	179,389	12,332
Cash flows provided by financing activities	179,389	12,332

Net increase in cash	14	--
Cash at beginning of period	--	--
Cash at end of period	$14	$--

Supplemental disclosure of cash flow information:

Cash paid during the periods for:
Interest	$--	$--
Income taxes	$--	$--

The accompanying notes are an integral part of these financial statements

Leng Universal, Inc.
Statements of Stockholders' Equity (Deficit)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, January 21, 2014 (inception)	--	$--	$--	$--	$--

Issuance of founders shares	35,000,000	35,000	(12,332)	(22,668)	-

Contributions to capital	--	--	12,332	--	12,332

Net loss	--	--	--	(24,332)	(24,332)

Balance, April 30, 2014	35,000,000	35,000	-	(47,000)	(12,000)

Contributions to capital	--	--	179,389	--	179,389

Net loss	--	--	--	(163,061)	(163,061)

Balance, April 30, 2015	35,000,000	$35,000	$179,389	$(210,061)	$4,328

The accompanying notes are an integral part of these financial statements

Leng Universal, Inc.

Notes to Financial Statements

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS OPERATIONS

Leng Universal, Inc. (“the Company”, “we” “our”) was incorporated in Delaware on January 21, 2014. The Company’s primary product is men’s undergarments. The Company has contracts to manufacture the men’s undergarments, and is also responsible for product development, material sourcing, sample production, packaging, shipping and handling the manufactured product to the customer.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On September 14, 2015, the Company effected a 3,500-for-1 forward split on the outstanding common stock. All relevant information relating to number of shares and per share information have been retroactively adjusted to reflect the forward stock split for all periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of April 30, 2015, the Company has not estimated any allowance for doubtful accounts.

Investments in Non-consolidated Affiliates

Investments in non-consolidated affiliates are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment are accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceed the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, the Company compares the carrying amount of the asset group to future undiscounted net cash flows, excluding interest costs, expected to be generated by the asset group and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Revenue Recognition

The Company’s revenue resulted from sale of products. Revenue is recognized at the time when a price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been rendered, the products have been delivered and collectability is reasonably assured. All revenue during the year end April 30, 2015 was from Revolution Wear, Inc. (see Note 4).

Research and development

Research and development expenditures are expensed as incurred. Development activities generally relate to creating new products to customer specifications, improving or creating variations of existing products.

Share-Based Compensation

The Company will account for its share-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company will measure share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and will recognize the fair value of the award over the period the services are rendered or goods are provided. For the years ended April 30, 2015 and for the period from January 21, 2014 (inception) through April 30, 2014 there have been no share-based compensation issued.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of April 30, 2015 and for the period from January 21, 2014 (inception) through April 30, 2014 there are no common stock equivalents outstanding.

Recent Accounting Pronouncements

In 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during 2014. In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15). ASU 2014-15 requires management to determine whether substantial doubt exists regarding the entity’s going concern presumption, which generally refers to an entity’s ability to meet its obligations as they become due.

If substantial doubt exists but is not alleviated by management’s plan, the footnotes must specifically state that “there is substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued”. In addition, if substantial doubt exists, regardless of whether such doubt was alleviated, entities must disclose (a) principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans, if any); (b) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; and (c) management’s plans that are intended to mitigate the conditions or events that raise substantial doubt, or that did alleviate substantial doubt, about the entity’s ability to continue as a going concern. If substantial doubt has not been alleviated, these disclosures should become more extensive in subsequent reporting periods as additional information becomes available. In the period that substantial doubt no longer exists (before or after considering management’s plans), management should disclose how the principal conditions and events that originally gave rise to substantial doubt have been resolved. The ASU applies prospectively to all entities for annual periods ending after December 15, 2016, and to annual and interim periods thereafter. Early adoption is permitted. The Company has not adopted the provisions of this ASU.  Upon adoption, the Company will use this guidance to evaluate going concern.

 NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. The Company has an accumulated deficit of $210,061 at April 30, 2015 and has incurred losses since the inception. The Company also expects to incur additional losses in the immediate future. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company’s Principal Executive Officer has historically provided funding for operations until the Company raises sufficient capital to provide for the future operating expenses.

The Company is planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources. There is no assurance that the Company will be able to obtain financing or raise capital through other sources.

NOTE 4 – INVESTMENTS AND PRODUCTION AGREEMENT

On March 18, 2015 the Company entered into a Production Agreement (“the Production Agreement”) and a Series B Preferred Stock Purchase Agreement (“the Stock Agreement”) collectively (“the Agreements”) with RevolutionWear, Inc. for the exclusive rights to manufacture and source the products of RevolutionWear, Inc. (“Revolution Wear”) the exclusive owner of rights in, and to various trademarks to men’s undergarments for an initial period of five years automatically renewable for an additional five year term, if neither party has breached the terms of the agreement and to acquire 3,340,337 shares of Revolution Wear Series B Preferred Stock (“Preferred Shares”), which will represent a 20% interest in Revolution Wear.

In connection with the Agreements the Company agreed to purchase the Preferred Shares as follows:

•        The Company was to be awarded 2,171,219 Preferred Shares, which are to be paid in the form of consideration for services and credit provided by the Company to Revolution Wear for a period of no more than three years. The Preferred Shares shall vest on a pro-rata basis and will be earned up until $3,400,000 in net proceeds have been achieved. Net proceeds is defined in the agreement is net sales less cost of sales of Revolution Wear to its customers.

•        The Company is  obligated to pay $1,800,000 for the remaining 1,169,118 Preferred Shares at $150,000 on the first of each month beginning April 1, 2015 and for the ensuring twelve months with the entire balance to be paid in full prior to March 31, 2016.  The obligated monthly payments will be reduced by the amount of the net proceeds (as defined above) during the twelve month period.  The Company has the option to accelerate such monthly payments in whole or in part, at no extra cost.

•        The Preferred Shares will fully vest once (1) $1,800,000 has been paid and (2) an additional $3,400,000 in net proceeds is achieved, or in the alternative three years of performance under the agreement has been produced whichever comes first.  If at any time the Company fails to produce and deliver products RevolutionWear, Inc. may claw back the Preferred Shares previously issued to the Company.

•        The Preferred Shares will be automatically fully vest upon the closing of a firm commitment underwritten public offering of RevolutonWear, Inc. shares totaling not less than $15,000,000 in gross proceeds.

The terms of the agreement require prior approval of RevolutionWear, Inc. of the materials, design, color and workmanship of its products during all stages of their development and production. RevolutionWear, Inc. will review and approve final production design, product samples and production samples. The Company will use promotional and packaging materials approved by RevolutionWear, Inc. Any copyright, patent or trademarks created by the Company and approved by RevolutionWear, Inc. will be the property of RevolutionWear, Inc. The Company acknowledges RevolutionWear, Inc.’s exclusive ownership of its trademark and patents and that the Company will not acquire any rights to trademarks.

 The agreement may be terminated immediately upon the occurrence of any of the following events unless a cure period is specified, in which case, termination may occur in the sole discretion of RevolutionWear, Inc.:

  Failure of the Company to perform or fulfill any material obligation required to be performed if the failure continues for a fifteen day period;
  Failure of the Company make any payment due or failure to deliver any required statement and fails to cure within a fifteen day period from notice by RevolutionWear Inc.;
  Failure of the Company to pay its liabilities when due, or make any assignment for the benefit of creditors, or files for relief under any bankruptcy statute, law or regulation, or is adjudicated bankrupt or insolvent or if any receiver or trustee is appointed for its business or property, or become a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, other than an involuntary bankruptcy which is not stayed or discharged within ninety days;
  The Company makes any unauthorized assertion of its rights in the trademarks or patents of RevolutionWear, Inc., which is inconsistent with RevolutionWear, Inc.’s interest in the trademarks or patents;
  The Company’s attempts to sell, transfer, lease, pledge, sublicense, assign or otherwise encumber or dispose of the agreement or any of RevolutionWear, Inc.’s rights or obligations.
  The lapse or cancellation of required insurance coverage with the Company’s failure to cure within thirty days;
  The Company’s default under any other agreements between it and RevolutionWear, Inc.;
  The Company’s failure to resolve any issue raised in connection with any audit;
  Change in substantial control or management of the Company;
  The dissolution of the Company;
  The Company ceases to engage in its business;
  The Company manufactures, distributes or sells products bearing the trademark or patents that has not been approved by RevolutionWear, Inc. in writing or sells or uses products, trademarks or patents in a manner not approved by RevolutionWear, Inc.;
  The Company or any related entity manufactures, distributes or sells any product infringing or diluting the trademark, property or any other rights of any third party.

On June 2, 2015 the Company and RevolutionWear. Inc. (“the Parties”)entered into a “First Amendment to Production Agreement” (Note 4) amending the agreement as follows:

•	The Parties agree and acknowledge that the terms and conditions of this First Amendment and the resulting changes to the Production Agreement and Stock Purchase Agreement are subject to approval by the RevolutionWear, Inc. Board of Directors and necessary majority of common and preferred RevolutionWear, Inc. shareholders.

•	For mutually beneficial reasons the Parties have agreed to allow the Company sixty days from June 2, 2015 to pay the entire $1,800,000 investment amount as set forth in Section 6 of the Production Agreement. During this time period the monthly payments of $150,000 will not be considered to be past due.

•	The Company will pay $50,000 to RevolutionWear, Inc. not later than June 12, 2015.

•	The Company is permitted to request an additional thirty day extension (ninety days total from June 2, 2015) to complete the $1,800,000 payment if (a) such request is made in writing within the sixty day period and (b) the Company pays an additional $150,000 (the $50,000 paid above does not count towards this payment) to RevolutionWear, Inc. during the sixty day period.

If the $1,800,000 payment is not completed within the time periods RevolutionWear, Inc. will pay back the $50,000 to the Company. The Company will not receive RevolutionWear equity associated with the $1,800,000 investment as set forth in the Stock Purchase Agreement (Note 4) as previously executed.

•	If the Company satisfactorily produces the products and does not fund the $1,800,000 as set forth in the Production Agreement then the Company shall be entitled to receive the equivalent of five percent (5%) equity in RevolutionWear as calculated as of the date of this First Amendment.

•	Except as amended by this First Amendment all other terms and conditions of the Production Agreement shall remain in full force and effect.

As of November 2, 2015, no Preferred Shares have been issued to the Company by Revolution Wear. In addition, a substantial number of the terms of the First Amendment, including, but not limited to, the required $50,000 payment nor any payment regarding the $1,800,000 investment, were not complied with. The Company and Revolution Wear are continuing to renegotiate the terms of the Agreements and the First Amendment.

As a result of the uncertainties described above, the Company has not recorded an investment in or revenues from Revolution Wear.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of common stock at $0.001 par value.

On March 31, 2014 the Company issued 35,000,000 common stock shares to its founder.

During the period beginning January 21, 2014 and ending April 30, 2014 and the for the year ending April 30, 2015 the Company’s President and sole stockholder and founder made capital contribution to the Company of $12,332 and $179,389, respectively.

NOTE 6 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the year ended April 30, 2015 and the period from inception to April 30, 2014 to the Company’s effective tax rate is as follows:

			Period from
	Year Ended		Inception to
	April 30, 2015		April 30, 2014
Statutory federal income tax retae	(34%)		(34%)
State income tax, net of federal benefits	(6%)		(6%)
Valuation Allowance	40%		40%
Income tax provision (benefit)	0%		0%

The benefit for income tax is summarized as follows:
			Period from
	Year Ended		Inception to
	April 30, 2015		April 30, 2014
Federal
Current	$--		$--
Deferred	(55,441)		(8,273)
State:
Current	--		--
Deferred	(9,784)		(1,460)
Change in valuation allowance	65,225		9,733
Income tax provision (benefit)	$--	$	---

As of April 30, 2015, the Company had approximately $210,000 of Federal net operating loss carryovers (“NOLs”) which begin to expire in 2034. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company files U.S. Federal and New Jersey tax returns that are subject to audit by tax authorities beginning with the year ended April 30, 2014. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

NOTE 7 – RELATED PARTY TRANSACTION

The Company entered into an employment agreement (“Agreement”) with its President on March 1, 2014. Pursuing to the Agreement, the President will receive monthly salary of $6,000. The term of this agreement is 18 months and the agreement will automatically be renewed for successive 12 months at the end of each term, unless terminated by either party in writing at the end of any term. No payment was made to President as of April 30, 2015. The accrued salary of $72,000 and $12,000 were recorded on the accompanying balance sheet as of April 30, 2015 and 2014, respectively.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 2, 2015, the date the financial statements were available to be issued and determined that the following need to be disclosed:

See note 4 regarding the amendment to the Production Agreement and the Stock Agreement.

On May 1, 2015 the Company entered into an Agreement For Consulting Services (“The Agreement”) with PrintElec Technology, Inc. (“PrintElec”) The agreement provides that PrintElec will perform certain specific services to the Company, including manufacturing, engineering and technology support for the Printing InMold Technology. The Company will compensate PrintElec at the rate of $6,000 per month. The President and sole shareholder of Leng Universal, Inc. is the President and sole shareholder of PrintElec.

On September 14, 2015 the Company filed an amendment to its Articles of Incorporation to increase the authorized common stock to 75,000,000 shares.

On September 14, 2015, the Company affected a 3,500-for-1 forward split on the outstanding common stock. All relevant information relating to number of shares and per share information have been retroactively adjusted to reflect the forward stock split for all periods presented.

Financial Statements

Leng Universal, Inc.

For the Period Ending October 31, 2015 and 2014

Leng Universal, Inc.
Balance Sheets
(Unaudited)

	October 31,	April 30,
	2015	2015
ASSETS

Current assets:
Cash	$-	$14
Accounts receivable	358,498	3,153
Purchase deposits	73,177	114,671

Total current assets	$431,675	$117,838

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Cash overdraft	$1,002	$-
Accrued salary - related party	120,000	84,000
Accounts payable and accrued expenses	70,910	29,510

Total current liabilities	191,912	113,510

Commitments and contingencies

Stockholders' equity
Common stock $0.001 par value, 75,000,000
shares authorized, 35,000,000 issued
and outstanding	35,000	35,000
Additional paid-in capital	451,030	179,389
Accumulated deficit	(246,267)	(210,061)

Total stockholders' equity	239,763	4,328

Total liabilities and stockholders' equity	$431,675	$117,838
	-	-

The accompanying notes are an integral part of these unaudited financial statements

Leng Universal, Inc.
Statements of Operations
(Unaudited)

	For the Three Months ended		For the Six Months ended
	October 31,		October 31,
	2015	2014	2015	2014

Revenues	$316,854	$-	$355,345	$-
Cost of revenues	257,541	-	291,036	-
Gross profit	59,313	-	64,309	-

Operating expenses:
Selling, general and administrative - related party	36,000	18,000	72,000	36,000
Selling, general and administrative - other	12,575	12,520	28,515	33,998

Total operating expenses	48,575	30,520	100,515	69,998

Income (loss) before provision for income taxes	10,738	(30,520)	(36,206)	(69,998)

Provision for income taxes	-	-	-	-

Net loss	$10,738	$(30,520)	$(36,206)	$(69,998)

Net loss per common share	$0.00	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding	35,000,000	35,000,000	35,000,000	35,000,000

The accompanying notes are an integral part of these unaudited financial statements

Leng Universal, Inc.
Statements of Cash Flows
(Unaudited)

	For the	For the
	Six Months	Six Months
	Ended	Ended
	October 31, 2015	October 31, 2014
Cash flows from operations:
Net loss	$(36,206)	$(69,998)
Adjustment to reconcile net loss to net cash used in
operating activities
Accrued salary - related party	36,000	-
Changes in operating assets and liabilities:
Accounts receivable	(355,345)	-
Purchase deposits	41,494	-
Cash overdraft	1,002	-
Accounts payable and accrued expenses	41,400	-
Net cash flows used in operations	(271,655)	(69,998)

Cash flows from financing activities:
Contributions to capital	271,641	33,998
Cash flows provided by financing activities	271,641	33,998

Net decrease in cash	(14)	-
Cash at beginning of period	14	-
Cash at end of period	$-	$-

Supplemental disclosure of cash flow information:

Cash paid during the periods for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements

Leng Universal, Inc.

 Notes to Financial Statements

(Unaudited)

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS OPERATIONS

Leng Universal, Inc. (“the Company” “we” “our”) was incorporated in Delaware on January 21, 2014. The Company’s primary product is men’s undergarments. The Company has contracts to manufacture the men’s undergarments, and is also responsible for product development, material sourcing, sample production, packaging, shipping and handling the manufactured product to the customer.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of October 31, 2015, the Company has not estimated any allowance for doubtful accounts.

Investments in Non-consolidated Affiliates

Investments in non-consolidated affiliates are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment are accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceed the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, the Company compares the carrying amount of the asset group to future undiscounted net cash flows, excluding interest costs, expected to be generated by the asset group and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, payables to related parties, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

 Revenue Recognition

The Company’s revenue resulted from sale of products. Revenue is recognized at the time when a price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been rendered, the products have been delivered and collectability is reasonably assured.

Research and development

Research and development expenditures are expensed as incurred. Development activities generally relate to creating new products to customer specifications, improving or creating variations of existing products.

 Share-Based Compensation

The Company will account for its share-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company will measure share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and will recognize the fair value of the award over the period the services are rendered or goods are provided. For the six months period ended October 31, 2015 and for the year ended April 30, 2015 there have been no share-based compensation issued.

 Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of October 31, 2015 and April 30, 2015 there are no common stock equivalents outstanding.

Recent Accounting Pronouncements

In January 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. ASU No. 2015-01 eliminates the concept of an extraordinary item from GAAP. As a result, an entity is no longer required to separately present an extraordinary item on its statement of operations, net of tax, after income from continuing operations or to disclose income taxes and net income per share data applicable to an extraordinary item. However, ASU No. 2015-01 still retains the presentation and disclosure guidance for items that are unusual in nature and occur infrequently. ASU No. 2015-01 was effective for us on February 1, 2015. The adoption of this standard did not impact our financial statements.

 NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. The Company has no cash and has an accumulated deficit of $246,267 at October 31, 2015. The Company also expects to incur additional losses in the immediate future. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company’s Chief Executive Officer has historically provided funding for operations until the Company raises sufficient capital to provide for the future operating expenses.

The Company is planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources. There is no assurance that the Company will be able to obtain financing or raise capital through other sources.

NOTE 4 – INVESTMENTS AND PRODUCTION AGREEMENT

On March 18, 2015 the Company entered into a Production Agreement (“the Production Agreement”) and a Series B Preferred Stock Purchase Agreement (“the Stock Agreement”) collectively (“the Agreements”) with RevolutionWear, Inc. for the exclusive rights to manufacture and source the products of RevolutionWear, Inc.(“Revolution Wear”) the exclusive owner of rights in, and to various trademarks to men’s undergarments for an initial period of five years automatically renewable for an additional five year term, if neither party has breached the terms of the agreement and to acquire 3,340,337 shares of Revolution Wear Series B Preferred Stock (“Preferred Shares”), which will represent a 20% interest in Revolution Wear.

In connection with the Agreements the Company agreed to purchase the Preferred Shares as follows:

•        The Company was to be awarded 2,171,219 Preferred Shares, which are to be paid in the form of consideration for services and credit provided by the Company to Revolution Wear for a period of no more than three years. The Preferred Shares shall vest on a pro-rata basis and will be earned up until $3,400,000 in net proceeds have been achieved. Net proceeds is defined in the agreement is net sales less cost of sales of Revolution Wear to its customers.

•        The Company is  obligated to pay $1,800,000 for the remaining 1,169,118 Preferred Shares at $150,000 on the first of each month beginning April 1, 2015 and for the ensuring twelve months with the entire balance to be paid in full prior to March 31, 2016.  The obligated monthly payments will be reduced by the amount of the net proceeds (as defined above) during the twelve month period.  The Company has the option to accelerate such monthly payments in whole or in part, at no extra cost.

•        The Preferred Shares will fully vest once (1) $1,800,000 has been paid and (2) an additional $3,400,000 in net proceeds is achieved, or in the alternative three years of performance under the agreement has been produced whichever comes first.  If at any time the Company fails to produce and deliver products RevolutionWear, Inc. may claw back the Preferred Shares previously issued to the Company.

•        The Preferred Shares will be automatically fully vest upon the closing of a firm commitment underwritten public offering of RevolutonWear, Inc. shares totaling not less than $15,000,000 in gross proceeds.

The terms of the agreement require prior approval of RevolutionWear, Inc. of the materials, design, color and workmanship of its products during all stages of their development and production. RevolutionWear, Inc. will review and approve final production design, product samples and production samples. The Company will use promotional and packaging materials approved by RevolutionWear, Inc. Any copyright, patent or trademarks created by the Company and approved by RevolutionWear, Inc. will be the property of RevolutionWear, Inc. The Company acknowledges RevolutionWear, Inc.’s exclusive ownership of its trademark and patents and that the Company will not acquire any rights to trademarks.

 The agreement may be terminated immediately upon the occurrence of any of the following events unless a cure period is specified, in which case, termination may occur in the sole discretion of RevolutionWear, Inc.:

  Failure of the Company to perform or fulfill any material obligation required to be performed if the failure continues for a fifteen day period;
  Failure of the Company make any payment due or failure to deliver any required statement and fails to cure within a fifteen day period from notice by RevolutionWear Inc.;
  Failure of the Company to pay its liabilities when due, or make any assignment for the benefit of creditors, or files for relief under any bankruptcy statute, law or regulation, or is adjudicated bankrupt or insolvent or if any receiver or trustee is appointed for its business or property, or become a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, other than an involuntary bankruptcy which is not stayed or discharged within ninety days;
  The Company makes any unauthorized assertion of its rights in the trademarks or patents of RevolutionWear, Inc., which is inconsistent with RevolutionWear, Inc.’s interest in the trademarks or patents;
  The Company’s attempts to sell, transfer, lease, pledge, sublicense, assign or otherwise encumber or dispose of the agreement or any of RevolutionWear, Inc.’s rights or obligations.

  The lapse or cancellation of required insurance coverage with the Company’s failure to cure within thirty days;
  The Company’s default under any other agreements between it and RevolutionWear, Inc.;
  The Company’s failure to resolve any issue raised in connection with any audit;
  Change in substantial control or management of the Company;
  The dissolution of the Company;
  The Company ceases to engage in its business;
  The Company manufactures, distributes or sells products bearing the trademark or patents that has not been approved by RevolutionWear, Inc. in writing or sells or uses products, trademarks or patents in a manner not approved by RevolutionWear, Inc.;
  The Company or any related entity manufactures, distributes or sells any product infringing or diluting the trademark, property or any other rights of any third party.

On June 2, 2015 the Company and RevolutionWear. Inc. (“the Parties”)entered into a “First Amendment to Production Agreement” (Note 4) amending the agreement as follows:

•	The Parties agree and acknowledge that the terms and conditions of this First Amendment and the resulting changes to the Production Agreement and Stock Purchase Agreement are subject to approval by the RevolutionWear, Inc. Board of Directors and necessary majority of common and preferred RevolutionWear, Inc. shareholders.

•	For mutually beneficial reasons the Parties have agreed to allow the Company sixty days from June 2, 2015 to pay the entire $1,800,000 investment amount as set forth in Section 6 of the Production Agreement. During this time period the monthly payments of $150,000 will not be considered to be past due.

•	The Company will pay $50,000 to RevolutionWear, Inc. not later than June 12, 2015.

•	The Company is permitted to request an additional thirty day extension (ninety days total from June 2, 2015) to complete the $1,800,000 payment if (a) such request is made in writing within the sixty day period and (b) the Company pays an additional $150,000 (the $50,000 paid above does not count towards this payment) to RevolutionWear, Inc. during the sixty day period.

If the $1,800,000 payment is not completed within the time periods RevolutionWear, Inc. will pay back the $50,000 to the Company. The Company will not receive RevolutionWear equity associated with the $1,800,000 investment as set forth in the Stock Purchase Agreement (Note 4) as previously executed.

•	If the Company satisfactorily produces the products and does not fund the $1,800,000 as set forth in the Production Agreement then the Company shall be entitled to receive the equivalent of five percent (5%) equity in RevolutionWear as calculated as of the date of this First Amendment.

•	Except as amended by this First Amendment all other terms and conditions of the Production Agreement shall remain in full force and effect.

No Preferred Shares were issued to the Company by Revolution Wear. In addition, a substantial number of the terms of the First Amendment, including, but not limited to, the required $50,000 payment nor any payment regarding the $1,800,000 investment, were not complied with. The Company and Revolution Wear are continuing to renegotiate the terms of the Agreements and the First Amendment.

 As a result of the uncertainties described above, the Company has not recorded an investment in or revenues from Revolution Wear.

NOTE 5 – STOCKHOLDERS’ EQUITY

On September 14, 2015, the Company effected a 3,500-for-1 forward split on the outstanding common stock. All relevant information relating to number of shares and per share information have been retroactively adjusted to reflect the forward stock split for all periods presented.

During the six month period beginning May 1 2015 and ending October 31, 2015 the Company’s President, sole stockholder and founder made capital contribution to the Company of $271,641.

NOTE 6 – INCOME TAXES

The reconciliation of income tax provision at the U.S. statutory rate of 34% and the state tax rate of 6% to the Company’s effective tax rate is as follows:

	Six Months	Six Months
	Ended	Ended
	October 31, 2015	October 31, 2014
Statutory federal income tax rate	(34%)	(34%)
State income tax	(6%)	(6%)
Change in valuation allowance	40%	40%
Income tax provision (benefit)	0%	0%

The provision (benefit) for income tax is summarized as follows:

	Six months ended	Six Months ended
	October 31, 2015	October 31, 2014
Federal
Current	$(12,310)	$(23,799)
Deferred
State:
Current	(2,172)	(4,200)
Deferred
Change in valuation allowance	14,482	27,999
Income tax provision (benefit)	$-	$-

As of October 31, 2015, the Company had approximately $250,000 of Federal net operating loss carryovers (“NOLs”) which begin to expire in 2034. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for the six months ended October 31, 2015 because it was more likely than not that all of the deferred tax asset would not be realized.

The Company files U.S. Federal and New Jersey tax returns that are subject to audit by tax authorities beginning with the year ended April 30, 2014. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

NOTE 7 – RELATED PARTY TRANSACTION

The Company entered into an employment agreement (“Agreement”) with its President on March 1, 2014. Pursuing to the Agreement, the President will receive monthly salary of $6,000. The term of this agreement is 18 months and the agreement will automatically be renewed for successive 12 months at the end of each term, unless terminated by either party in writing at the end of any term. No payment was made to President as of October 31, 2015. The Company accrued $36,000 for six months ended October 31, 2015 and 2014.

On May 1, 2015 the Company entered into an Agreement For Consulting Services (“The Agreement”) with PrintElec Technology, Inc. (“PrintElec”) The agreement provides that PrintElec will perform certain specific services to the Company, including manufacturing, engineering and technology support for the Printing InMold Technology. The Company will compensate PrintElec at the rate of $6,000 per month. The President and sole shareholder of Leng Universal, Inc. is the President and sole shareholder of PrintElec. The Company expensed $36.000 consulting fee in the six month ended October 31, 2015.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 4, 2016, the date the financial statements were issued and determined that no subsequent event which would require recognition or disclosure in the financial statements.

Up to a Maximum of 20,000,000 Common Shares

at $0.50 per Common Share

Prospectus

Leng Universal, Inc.

January 22, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
3.3	Amendment to the Articles of Incorporation (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel (filed herewith)
10.1	Production Agreement between the Registrant and RevolutionWear, Inc. (filed herewith)
10.2	First Amendment to Production Agreement between the Registrant and RevolutionWear, Inc. (filed herewith)
10.3	Consulting Agreement between Chun Pao Leng and RevolutionWear, Inc. (filed herewith)
10.4	Stock Purchase Agreement between the Registrant and RevolutionWear, Inc. (filed herewith)
23.1	Consent of Paritz & Company, P.A. (filed herewith)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Fort Lee, New Jersey on January 22, 2016.

Leng Universal, Inc.

By:	/s/ Chun Pao leng
Name:	Chun Pao Leng
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s Chun Pao Leng
Chun Pao Leng	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	January 22, 2016

[1]The NPD Group, Inc. / Apparel Consumer Monthly, September 2012-2014